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                                                                   EXHIBIT 10.3



                            MOLECULAR DYNAMICS, INC.

                       1993 EMPLOYEE STOCK PURCHASE PLAN

I.       PURPOSE

         The Molecular Dynamics 1993 Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the "Code").

II.      DEFINITIONS

         For purposes of administration of the Plan, the following terms shall have the meanings indicated:

         BOARD means the Board of Directors of the Company.

         COMPANY means Molecular Dynamics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Molecular Dynamics, Inc. which shall by appropriate action adopt the Plan.

         COMPENSATION means the regular base earnings paid to an Eligible Employee by one or more Participating Companies during such individual's period of participation in the Plan, plus (i) any salary deferral contributions made by such individual to the Company's 401(k) Plan during such period and (ii) all overtime payments, bonuses, commissions, and other incentive-type payments, but excluding all contributions (other than Code Section 125 or Section 401(k) contributions) made by the Company or its Corporate Affiliates for such individual's benefit under any employee benefit or welfare plan now or hereafter established.

         CORPORATE AFFILIATE means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

         EFFECTIVE DATE means the first day of the initial purchase period scheduled to commence upon the later of (i) January 25, 1993 or (ii) the effective date of the S-8 Registration Statement covering the shares of Stock issuable under the Plan. However, any Corporate Affiliate which becomes a Participating Company in the Plan after the Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

         ELIGIBLE EMPLOYEE means any person who is regularly engaged, for a period of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121
(a) of the Code.


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         PARTICIPANT means any Eligible Employee of a Participating Company who is actively participating in the Plan.

         PARTICIPATING COMPANY means the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan, as of the Effective Date, are listed in attached Schedule A.

         PLAN ADMINISTRATOR shall have the meaning given such term in Article
III.

         STOCK means shares of the common stock of the Company.

III.     ADMINISTRATION

         The Plan shall be administered by a committee (the "Plan Administrator") comprised of two or more non-employee Board members appointed from time to time by the Board. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

IV.      PURCHASE PERIODS

         A. Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Article VII.J.

         B. Each purchase period shall have a duration of six (6) months, except that the initial purchase period shall have a duration of less than six
(6) months and the next subsequent purchase period shall have a duration in excess of six (6) months. The initial purchase period shall begin upon the later of (i) January 25, 1993 or (ii) the effective date of the S-8 Registration Statement covering the shares of Stock issuable under the Plan and shall end on July 31, 1993. The next subsequent purchase period shall begin on August 1, 1993 and shall end on February 15, 1994. Subsequent purchase periods shall begin on February 16 or August 16 and shall end on August 15 or February 15 each year, respectively.

         C. The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first business day of the purchase period and shall be automatically exercised on the last business day of the purchase period.

         D. Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing
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requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

         E. The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.

V.       ELIGIBILITY AND PARTICIPATION

         A. Each Eligible Employee of a Participating Company may begin participation in the Plan on the first day of any purchase period following his/her commencement of service with the Company or any Corporate Affiliate.

         B. In order to participate in the Plan, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) during the specified enrollment period for the purchase period.

         C. The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any whole percentage not in excess of fifteen percent (15%) of the Compensation paid to the Participant during the purchase period. The deduction rate so authorized shall continue in effect for the entire purchase period and for each successive period, unless the Participant shall change the rate by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective as soon as practicable following the filing of such form. A participant may not increase the deduction rate more than once per purchase period, but may reduce the deduction rate an unlimited number of times. Payroll deductions, however, shall automatically cease upon the termination of the Participant's purchase right in accordance with Section VII.D or E below.

VI.      STOCK SUBJECT TO PLAN

         A. The Stock purchasable by Participants under the Plan shall, solely in the Board's discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 1,000,000 shares (subject to adjustment under subparagraph B below).

         B. In the event any change is made to the Stock purchasable under the Plan by reason of any stock dividend, stock split, combination of shares, recapitalization or other change affecting the outstanding Common Stock of the Company as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant under any one purchase right, and (iii) the class and number of shares and the price per share of the Stock subject to each purchase right at the time outstanding under the Plan.
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VII.     PURCHASE RIGHTS

         Each Eligible Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

         A. PURCHASE PRICE. The purchase price per share shall be the lesser of (i) eighty-five percent (85%) of the fair market value of a share of Stock on the date on which the purchase right is granted or (ii) eighty-five percent (85%) of the fair market value of a share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value of a share of Stock on the start date of the initial purchase period shall be the price per share at which the Stock was sold to the Company's underwriters in connection with the firm commitment initial public offering of the Stock effected concurrently on such start date and on any subsequent date shall be the closing selling price per share of Stock on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any exchange, the closing selling price per share of the Stock on such date, as reported on the NASDAQ National Market System. If there are no sales of Stock on such day, then the closing selling price for the Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value.

         B. NUMBER OF PURCHASABLE SHARES. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period for which such purchase right is outstanding, together with any amount carried over from the preceding purchase period pursuant to the provisions of Section VII.F, by the purchase price in effect for that purchase period. However, the maximum number of shares purchasable by any Participant during any one purchase period shall not exceed 1,500 shares (subject to adjustment under Section VI.B).

         Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

         C. PAYMENT. Payment for Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first pay check received after the commencement date of the relevant purchase period and shall terminate with the last pay check received within the purchase period. The amounts so collected shall be credited to the Participant's individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.
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         D.      TERMINATION OF PURCHASE RIGHTS.

                 (i) A Participant may, prior to the last business day of any purchase period, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and the Participant shall have the following election with respect to any payroll deductions for the purchase period collected prior to the termination date: (a) have the Company refund the payroll deductions which the Participant made in that purchase period with respect to the terminated purchase right or (b) have such payroll deductions held for the purchase of shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded promptly after the close of such purchase period.

                 (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which such terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization).

         E. TERMINATION OF EMPLOYMENT/CHANGE OF STATUS. Should a Participant cease to remain in Service while his/her purchase right remains outstanding or should there otherwise occur a change in such individual's employee status so that he/she is no longer an Eligible Employee while holding such purchase right, then such purchase right shall immediately terminate upon such termination of Service or change in status and all sums previously collected from the Participant during the purchase period in which the purchase right so terminates shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in Service or should the Participant cease employment by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or the laws of inheritance) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds credited to the Participant's account at the time of his/her cessation of Service or at the commencement of such leave or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions be added to the Participant's account following his/her cessation of Service or the commencement of such leave. Should the Participant return to active Service following a leave of absence, then his/her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided such return to Service occurs prior to the expiration date of the purchase period in which such leave began.

         For purposes of the Plan: (i) the Participant shall be considered to remain in Service for so long as such Participant remains in the active employ of the Company or one or more other Participating Companies and (ii) the Participant shall be deemed to be permanently disabled if he/she is unable to engage in any substantial gainful employment, by reason of any medically
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determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months.

         F. STOCK PURCHASE. The Stock subject to the purchase right of each Participant (other than Participants whose payroll deductions have been refunded in connection with the termination of their purchase rights under
Section VII.D or E above) shall automatically be purchased on the Participant's behalf on the last day of the purchase period. The purchase shall be effected by applying the amount credited to each Participant's account on the last date of the purchase period to the purchase of whole shares of Stock (subject to the Section VII.B limitation on the maximum number of purchasable shares) at the purchase price in effect for such purchase period. Any amount remaining in the Participant's account after application shall be held for the purchase of Stock in the next purchase period. However, any amount not applied to the purchase of Stock by reason of the Section VII.B limitation shall be refunded promptly after the close of the purchase period.

         G. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

         H. RIGHTS AS STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares covered by his/her outstanding purchase right under the Plan until the shares are actually purchased on the Participant's behalf in accordance with Section VII.F. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

         A Participant shall be issued, as soon as practicable after the date of each purchase, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Title to the stock certificate may not be subsequently transferred to any other person or entity, including the Participant's stock broker, except in connection with (i) the actual sale of the underlying shares or (ii) a transfer of title by will or inheritance following the Participant's death.

         In lieu of delivering a stock certificate to each Participant, the Plan Administrator may, in its discretion, implement a designated broker program and direct the Company to issue a single stock certificate to a broker designated by the Plan Administrator. Such designated broker shall establish an account for each Participant. If the participant so requests, such designated broker shall arrange for the issuance to the participant of a stock certificate for the shares, subject to the restrictions set forth in the preceding paragraph.

         I. ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.
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         J.      MERGER OR LIQUIDATION OF COMPANY.  In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

                 (I) a sale, merger or other reorganization (other than a reorganization effected primarily to change the State in which the Company is incorporated),

                 (ii) a reverse merger in which the Company is the surviving corporation but in which all or substantially all of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary, or

                 (iii)    a liquidation of the Company,

all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the effective date of such sale, merger, reorganization, reverse merger or liquidation by applying all sums previously collected from Participants during the purchase period in which such transaction occurs to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section VII.B.

VIII.    ACCRUAL LIMITATIONS

         A. No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under other purchase rights granted to the Participant under this Plan and (ii) similar rights accrued by the Participant under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 in value of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

         B. For purposes of applying the accrual limitations of Section VIII.A, the right to acquire Stock pursuant to each purchase right granted under the Plan shall accrue as follows:

                 (i) The right to acquire Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last day of the purchase period for which such right is granted.

                 (ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 in value of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more other purchase rights granted to the Participant during such calendar year.

                 (iii) If by reason of the Section Vlll.A limitations, the Participant's purchase right does not accrue on the last day of the particular purchase period for which such right is
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granted, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

         C. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.      AMENDMENT AND TERMINATION

         The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan; and provided, further, that no such action of the Board may, without the approval of the Company's stockholders, increase the number of shares issuable under the Plan or the maximum number of shares which any one Participant may purchase under the Plan during a single purchase period (provided, however, the Plan Administrator shall have the authority to effect adjustments pursuant to Sections VI.B and VII.B without stockholder approval), alter the purchase price formula so as to reduce the purchase price specified in the Plan, otherwise materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements for eligibility to participate in the Plan.

X.       GENERAL PROVISIONS

         A. The Plan shall become effective on the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Stock shall be issued hereunder, until (i) the Plan shall have been approved by the Company's stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such Company compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder shall be refunded.

         B. The Plan shall terminate upon the earlier of (i) the last day of the purchase period ending in February 2002 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

         C. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

         D. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

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         E.      The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict of laws rules.